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                                                                    EXHIBIT 10.4


             EXECUTIVE'S DEFERRED COMPENSATION AGREEMENT (2001 PLAN)



     AGREEMENT, made as of the 1st day of November, 2001, between Brady Corporation, a Wisconsin corporation ("Corporation") and ____________________ ("Executive").

                                   WITNESSETH:

     WHEREAS, Executive is now serving as an executive of the Corporation in a position of importance and responsibility;

     WHEREAS, the Board of Directors of the Corporation has adopted a plan permitting Executives of the Corporation to elect to defer portions of their compensation payable from the Corporation at the times and upon the terms and conditions of that plan; and

     WHEREAS, the terms of such deferrals are reflected in individual deferred compensation agreements that have been executed from time to time with Executives of the Corporation and;

     WHEREAS, pursuant to the plan Executive and Corporation have been party to a deferred compensation agreement dated as of November, 1997 pursuant to which the Executive has had the ability to defer compensation (the "Prior Agreement"); and

     WHEREAS, pursuant to the authority vested in the Corporation under the Prior Agreement the Corporation has provided the Executive with notice that no further deferrals shall be made under the Prior Agreement on or after November 1, 2001 and that the terms of the Prior Agreement shall remain unchanged except as it may be specifically amended from time to time in the future; and

     WHEREAS, the Corporation and the Executive desire to enter into a new Deferred Compensation Agreement to govern deferrals of (i) base salary and/or
(ii) portions of the amounts payable to Executive under the Corporation's Executive Additional Compensation Plan, or any amendment of that plan, or any bonus plan which replaces that plan so as to be payable on the basis, at the times and upon the terms and conditions of that plan (collectively, the "Plan");

     NOW, THEREFORE, in consideration of the premises and the mutual benefits to be derived herefrom, IT IS AGREED AS FOLLOWS:


1.   DEFERRED COMPENSATION ACCOUNT

     There shall be created on the books of the Corporation an Executive's Deferred Compensation Account (the "Account"), which shall be credited with the amounts specified in Executive's elections under this Deferred Compensation Agreement (the "Election").

     Elections shall be in writing, made prior to the beginning of the year, or partial year, in which the compensation would otherwise be paid, and filed with the Corporate Controller of the Corporation. Such election shall be made in dollar or percentage amounts and


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     shall be effective with respect to pay periods occurring in the following year, or, with respect to the Plan, for amounts which would become payable in years beginning after the date of filing.

     An Election shall be irrevocable with respect to the period to which it relates and shall continue in effect each like period thereafter until revoked or amended in writing with respect to periods beginning after the filing with the Corporation of such written revocation or amendment.


2.   VALUATION OF ACCOUNT

     (a) The Executive's Account shall be credited or charged with deemed earnings or losses as if it were invested in accordance with paragraph
          (b) below. The Executive's Account shall also be charged with the costs of administration of such account.

     (b) (1) The investment funds available hereunder for the deemed investment of the Account shall be the same investment funds, including the Brady Stock Fund, as available under the Brady Matched 401(k) Plan except to the extent the Compensation Committee of the Board of Directors (the "Committee") shall from time to time determine that different investment funds shall be available for the deemed investment of the Account. However, in no event shall the Corporation be required to make any such investment in the investment funds, and to the extent such investments are made, such investments shall remain an asset of the Corporation subject to the claims of its general creditors.

          (2) On the date credited to the Executive's Account, deferrals shall be deemed to be invested in one or more of the investment funds designated by the Executive for such deemed investment. Once made, the Executive's investment designation shall continue in effect for all future deferrals until changed by the Executive. Any such change may be elected by the Executive at the times established by the Committee, which shall be no less frequently than quarterly, and shall be effective only for deferrals, credited from and after its effective date. Until such time as the Committee takes action to the contrary, such changes may be elected at the same times as changes may be elected with respect to the Brady Matched 401(k) Plan.

          (3) A Participant may elect to reallocate his Account balance among the investment funds at the times established by the Committee, which shall be no less frequently than quarterly. Until such time as the Committee takes action to the contrary, such changes may be elected at the same times as changes may be elected with respect to the Brady Matched 401(k) Plan. Notwithstanding any other provision of this Agreement to the contrary, Executive may not make (i) any election or transaction in the Brady Stock Fund at a time when Executive is in possession of any


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               material non-public information or at a time not permitted under the Corporation's policy on insider trading or (ii) an opposite way election with respect to the Brady Stock Fund within six months of a prior election regarding the Brady Stock Fund.

          (4) All investment elections and designations by Executive shall be made in accordance with procedures prescribed by the Committee. The Committee may prescribe uniform percentages for such elections and designations.

          (5) The Corporation shall provide annual reports to each Executive showing (a) the value of the Account as of the most recent December 31st, (b) the amount of deferral made by the Executive for the year ending on such date and (c) the amount of any interest, earnings or investment gain or loss and the costs of administration credited or debited to the Executive's Account.

          (6) Notwithstanding any other provision of this Agreement that may be interpreted to the contrary, the deemed investments are to be used for measurement purposes only, and Executive's election of any such fund, the allocation to Executive's Account balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to Executive's Account balance shall not be considered or construed in any manner as an actual investment of Executive's Account balance in any such fund. In the event that the Corporation or the trustee of any grantor trust, in its own discretion, decides to invest funds in any or all of the funds, Executive shall have no rights in or to such investments themselves. Without limiting the foregoing, Executive's Account balance shall at all times be a bookkeeping entry only and shall not represent any investment made on Executive's behalf by the Corporation or any trust; the Executive shall at all times remain an unsecured creditor of the Corporation.

     (c) An Executive shall be fully vested and nonforfeitable at all times in Executive's Account hereunder.


3.   WITHDRAWAL PAYOUTS

     (a) If the Executive experiences an Unforeseeable Financial Emergency, the Executive may petition the Committee to (i) suspend any deferrals required to be made by Executive and/or (ii) receive a partial or full payout of Executive's Account balance. The payout shall not exceed the lesser of the Executive's Account balance, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made in a single lump sum in cash within 90 days of the date of approval.

          "Unforeseeable Financial Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Executive that would result in


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          severe financial hardship to the Executive resulting from (i) a sudden and unexpected illness or accident of the Executive or a dependent of the Executive, (ii) a loss of the Executive's property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Executive, all as determined in the sole discretion of the Committee.

     (b)  At any time prior to the commencement of benefit payments under
          Section 4, the Executive may elect to receive a distribution of all or a portion of Executive's Account balance. A distribution pursuant to the provisions of this paragraph shall be made as soon as administratively practicable in an immediate lump sum cash payment of the requested amount, reduced by a penalty, which shall be forfeited to the Corporation, equal to 10% of the balance of such requested amount. In the event benefit payments to an Executive have commenced in installments pursuant to the provisions of Section 4, the Executive may elect instead to receive an immediate lump sum distribution of the remaining balance of the Executive's account in which case distribution of such remaining balance shall be made as soon administratively practicable in an immediate lump sum cash payment, reduced by a penalty, which shall be forfeited to the Corporation, equal to 10% of such remaining balance.


4.   DISTRIBUTIONS TO EXECUTIVE FOLLOWING TERMINATION OF EMPLOYMENT

     (a) If the Executive's employment is terminated due to any reason, including retirement, disability, or death, and if no effective election exists under paragraph (b) below and if no application and approval under paragraph (c) below has been made, the Corporation shall distribute the Executive's Account to Executive, or Executive's Beneficiary, under the Annual Installment Method over a period of ten
          (10) years using the Fractional Method for a fixed period of ten years.

     (b) By submitting an Election Form to the Committee, provided that any such Election Form is submitted as least one year prior to the date of the Executive's termination of employment, the Executive shall elect whether to receive his Account balance following termination of employment in a single lump sum in cash or by means of cash distribution under an Annual Installment Method. The Election Form most recently on file shall govern the payout of the Account. If the Executive does not submit an Election Form or has not submitted one timely, then payment shall be made under paragraph (a) above unless an application has been made and approved under paragraph (c) below. Even if a valid election has been made under this paragraph (b), payment shall instead be made under paragraph (c) if an application has been made and approved under paragraph (c). The lump sum payment shall be made, or installment payments shall commence, within 60 days after the last day of the fiscal year in which the Executive's employment terminates.


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     (c)  Upon application of the Executive (or Executive's Beneficiary if
          Executive is deceased), the Corporation may, if determined by the Committee in its absolute discretion, and upon such terms and conditions as the Committee determines, pay Executive the amount credited to the Account in smaller installments or in a lump sum or other basis.

     (d) "Annual Installment Method" shall be an annual installment payment over the number of years selected by the Executive, not to exceed 10. In each case, the Account balance of the Executive shall be calculated as of the close of the fiscal year commencing with the close of the fiscal year after the executive terminates employment. Each annual installment, regardless of the method selected, shall be payable within 60 days after such date. The alternative methods available are as follows:

          (1) Fractional Method. The annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Executive. By way of example, if the Executive elects a 10 year Annual Installment Method, the first payment shall be 1/10 of the Account balance. The following year, the payment shall be 1/9 of the Account balance.

          (2) Percentage or Fixed Dollar Method. The annual installment shall be calculated by multiplying this balance in the case of the percentage method, by the percentage selected by the Executive and paying out the resulting amount, or in the case of the fixed dollar method, by paying out the fixed dollar amount selected by the Executive, for the number of years selected by the Executive. However, in the event the dollar amount selected is more than the Account balance in any given year, the entire Account balance will be distributed. Further, regardless of the method selected by the Executive, the final installment payment will include 100% of the then remaining Account balance.

     (e) "Election Form" shall mean the form established from time to time by the Committee that Executive completes, signs and returns to the Committee to make an election under the Plan. To the extent authorized by the Committee, such form may be electronic or set forth in some other media and need not be signed by the Executive.


5.   DISTRIBUTION TO BENEFICIARY OR ESTATE OF EXECUTIVE

     (a) In the event of the Executive's death, annual distributions will be made to the Executive's Beneficiary as follows:

          (1) If the Executive dies prior to termination of employment, the distributions will be in the same annual amounts and for the same number of years as the distribution would have been received had the Executive terminated


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               employment on the date of death and lived for the shorter of the term, if any, in effect under 4(a) or 4(b), whichever is applicable, or the term permitted under 4(c);

          (2) If the Executive dies after employment has terminated, the distributions will be in the same annual amounts as were being made or were distributable at the date of death for the remaining period that distributions would have been made had the Executive lived.

          (3) Upon application of the Executive's beneficiary, the Corporation may, if determined by the Committee in its absolute discretion, and upon such terms and conditions as the Committee determines, pay Executive's beneficiary the amount credited to the account in smaller installments or in a lump sum or other basis.

     (b) The term "Beneficiary" as used herein includes the plural and means any person(s), including corporate or individual beneficiary(s), designated by Executive in a written instrument in a form acceptable to and filed with the Corporation or by specific appointment in Executive's will referring to this Agreement. Executive may designate a primary beneficiary and a contingent beneficiary, provided, however, that the Corporation may reject any such instrument tendered for filing if it contains successive beneficiaries or contingencies unacceptable to it. In the absence of an acceptable designation or if the Beneficiary so designated predeceases Executive, the payments shall be paid to Executive's estate. If all Beneficiaries who survive Executive shall die before receiving the full amounts payable hereunder, then the payments shall be paid to the estate of the Beneficiary last to die. The Corporation shall not be charged with notice of the appointment of a personal representative of Executive until it shall have received a certified copy of the appointment.


6.   GENERAL PROVISIONS

     (a) This Agreement shall not be subject to termination, modification or amendment by the Corporation with respect to any rights which have accrued hereunder, the Corporation reserving the right, however, to terminate, modify or amend this Agreement effective prospectively as of the first day of any fiscal year upon not less than 15 days prior written notice to Executive.

     (b) The Corporation shall have the right to assign all of its right, title and obligation in and under this Agreement upon a merger or consolidation in which the Corporation is not the surviving entity or to the purchaser of substantially its entire business or assets or the business or assets pertaining to a major product line, provided such assignee or purchaser assumes and agrees to perform after the effective date of such assignment all of the terms, conditions and provisions imposed by this Agreement upon the Corporation. Upon such assignment, all of the rights, as well as all obligations, of the Corporation under this Agreement shall thereupon cease and terminate.


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     (c)  Any action to be taken by the Corporation under the provisions of this
          Agreement which is not the responsibility of the Committee under this Agreement shall require the affirmative vote of the majority of the Board of Directors.

     (d) Neither Executive nor Executive's Beneficiary or estate shall have power to transfer, assign, anticipate, mortgage or otherwise encumber any rights or any amounts payable hereunder; nor shall any such rights or payments be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance, or be transferable by operation of law in event of bankruptcy, insolvency, or otherwise.

     (e) The Corporation will withhold any necessary amounts from the distribution to satisfy its Federal and State withholding tax obligations as a result of the distribution or from other amounts paid to such individual by the Corporation. Further, to the extent required by law, FICA taxes may be withheld from amounts deferred hereunder, thereby reducing the amount of the deferral to the extent not withheld from other amounts paid to the Executive by the Corporation.

     (f) This Agreement shall not supersede any other service, retainer, or employment contract, whether oral or in writing, between the Corporation and Executive, nor affect or impair the rights and obligations of the Corporation and Executive, respectively, under any other contract, arrangement, or voluntary pension, profit-sharing or other compensation plan of the Corporation, and the benefits and payments under this Agreement shall be in addition to any and all of Executive's benefits to which he may be entitled under any other such contract, arrangement or voluntary plan. No amounts credited to Executive hereunder and no amounts paid hereunder will be taken into account as wages, salary, base pay or any other type of compensation when determining the amount of any payment or allocation or for any other purpose, under any other qualified or non-qualified pension or profit sharing plan of the Corporation, except as otherwise may be specifically provided by such plan. Nothing contained herein shall impose any obligation on the Corporation to continue the tenure or employment of Executive.

     (g) The right of Executive to receive payment hereunder shall be an unsecured claim against the general assets of the Corporation, and no provisions contained herein, nor any action taken hereunder shall be construed to give any individual at any time a security interest in any asset of the Corporation, of any affiliated Corporation, or of the stockholders of the Corporation. The liabilities of the Corporation to Executive hereunder shall be those of a debtor pursuant to such contractual obligations as are created hereunder and to the extent any person acquires a right to receive payment from the Corporation hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

          The Corporation may establish a grantor trust (but shall not be required to do so) to which shall be contributed (subject to the claims of the general creditors of the Corporation) the amounts credited to the Account. If a grantor trust is so


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          established, payment by the trust of the amounts due Executive or his
          Beneficiary hereunder shall be considered a payment by the Employer for purposes of this Agreement.

     (h) If the scheduled payments under this Agreement would result in disallowance of any portion of the Corporation's deduction therefor under Section 162(m) of the Code, the payments shall be limited to the amount which is deductible, with the balance to be paid as soon as deductible by the Corporation. The Executive shall be permitted to continue to make investment elections with respect to the undistributed portion of the Executive's Account.

     (i) This Agreement shall be administered by the Compensation Committee of the Board of Directors of the Corporation. The Committee shall have all authority that may be appropriate for administering the Agreement, including the authority to adopt rules and regulations for implementing, amending and carrying out the Agreement, interpreting the provisions of the Agreement and the entitlement to benefits hereunder of Executive or Executive's Beneficiary.

          The Committee shall have full and complete discretionary authority to determine eligibility for benefits under the Agreement, to construe the terms of the Agreement and to decide any matter presented through the claims procedure. Any final determination by the Committee shall be binding on all parties. If challenged in court, such determination shall not be subject to de novo review.

          If Executive is a member of the Committee, Executive may not vote or decide upon any matter relating to his rights hereunder. Decisions shall be made by remaining Committee or Board members even if there is no quorum under normal Committee or Board rules.

     (j) This Agreement is intended to be part of an unfunded arrangement maintained by the Corporation primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, as described in Section 201(2), Section 301(a)(3), Section 401(a)(1) and Section 4021(b)(6) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     (k) If the Executive or the Executive's Beneficiary (hereinafter referred to as "claimant") believes claimant is being denied any benefit to which claimant is entitled under this Plan for any reason, claimant may file a written claim with the Committee. The Committee shall review the claim and notify the claimant of its decision within 90 days of receipt of such claim, unless the claimant receives written notice prior to the end of the 90 day period stating that special circumstances require an extension of the time for decision. The Committee's decision shall be in writing, sent by first class mail to the claimant's last known address, and if a denial of the claim, shall contain the specific reasons for the denial, reference to pertinent provisions of the Agreement on which the denial is based, a description of any additional information or material necessary to perfect the claim, an explanation of the claims review procedure, and a statement of the


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          individual's right to bring a civil action under ERISA Section 502(a)
          if the claim is denied upon review.

          A claimant is entitled to request the entire Committee to review any denial by written request to the Committee within 60 days of receipt of the denial. Absent a request for review within the 60-day period, the claim will be deemed to be conclusively denied. The Committee shall afford the claimant or claimant's authorized representative the opportunity to review all pertinent documents and submit issues and comments in writing and shall render a review decision in writing, all within 60 days after receipt of a request for review (provided that in special circumstances the Committee may extend the time for decision by not more than 60 days upon written notice to the claimant). The Committee's review decision shall contain specific reasons for the decision and reference to the pertinent provisions of the Plan, a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits and a statement of the claimant's right to bring an action under Section 502(a) of ERISA.

     (l) This Plan shall be construed in accordance with the laws of the State of Wisconsin to the extent not preempted by the provisions of the ("ERISA") or other federal law.

     (m) Notwithstanding any other provisions of this Agreement to the contrary, the Committee may direct payment of Executive's Account before it otherwise would be payable, if based on notification from the Internal Revenue Service or a review by the Committee in light of Internal Revenue Service guidance, the Committee determines that Executive has or will recognize income for federal income tax purposes with respect to amounts that are or will be payable hereunder before they are to be paid. Further, the Committee may direct payment of Executive's Account before it otherwise would be payable and may terminate this Agreement if, based on notification from the Department of Labor or a review by the Committee in light of Department of Labor guidance, the Committee determines that this arrangement does not qualify under paragraph (j) above. In the case of either such event, the Committee shall also have the right, in its sole discretion, to
          (i) terminate any deferral election the Executive has made for the remainder of the year in which the Executive's status changes and (ii) prevent the Executive from making future deferral elections.

     (n) Any notice or filing required or permitted to be given to the Committee hereunder shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

                         Corporate Treasurer
                         Brady Corporation
                         P.O. Box 571
                         Milwaukee, WI  53201-0571


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          Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

          Any notice or filing required or permitted to be given to Executive hereunder shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Executive.

     (o) If the Committee determines in its discretion that a benefit hereunder is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person's property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Executive and the Executive's Beneficiary, as the case may be, and shall be a complete discharge of any liability hereunder for such payment amount.

     (p) The Committee is authorized to make any payments directed by court order in any action in which the Corporation or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of Executive has an interest in the Executive's benefits hereunder in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by Executive, to immediately distribute the spouse's or former spouse's interest in the Executive's benefits hereunder to that spouse or former spouse.

     IN WITNESS WHEREOF, the Corporation has caused this Agreement to be signed by its Officers thereunto duly authorized and its corporate seal to be hereunto affixed, and Executive has hereunto set his hand and seal as of the day and year first above written.


BRADY CORPORATION



By:                                       By:                             (SEAL)
    ----------------------------------        ----------------------------
                                              Executive
Title:
        ------------------------------


Attest:
        ------------------------------
Title:
        ------------------------------


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